UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ¨☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨☐

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of Leaf Group Ltd. (the “Company”) approved amendments to the employment agreements of Brian Pike, the Company’s Chief Operating Officer and Chief Technology Officer, and Jantoon Reigersman, the Company’s Chief Financial Officer (each, an “Executive”). The revised terms provide that in the event an Executive is terminated by the Company without Cause or by the Executive for Good Reason, in each case other than in connection with a Change in Control, such Executive will be entitled to: (i) a lump-sum payment in an amount equal to 12 months of his then-current annual base salary; (ii) accelerated vesting of each then unvested outstanding equity award held by the Executive on his termination date with respect to the number of shares underlying each such equity award that would have vested over the 12 month period immediately following the termination date had such qualifying termination not occurred; and (iii) Company-paid healthcare continuation coverage for such Executive and his dependents for up to 12 months after the termination date. In the event an Executive is terminated by the Company without Cause or by the Executive for Good Reason, in each case in connection with a Change in Control, such Executive will be entitled to: (i) a lump-sum payment in an amount equal to 12 months of his then-current annual base salary; (ii) a bonus equal to the amount of the annual bonus paid to Executive during the prior fiscal year pro-rated based upon the length of his employment during the year of termination; (iii) full accelerated vesting of all of the Executive’s then unvested outstanding equity awards held by the Executive on his termination date; and (iv) Company-paid healthcare continuation coverage for such Executive and his dependents for up to 12 months after the termination date. “Cause,” “Good Reason” and “Change in Control” are defined in the Executives’ respective employment agreements.

Other than the changes described herein, the terms of the Executives’ employment agreements are substantially similar to those of their respective existing agreements.

The foregoing description of the material terms of the amended employment agreements does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the amended employment agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019 or as an amendment to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2019	LEAF GROUP LTD.

	By:	/s/ Adam F. Wergeles
Adam F. Wergeles
General Counsel